Exhibit (c)(xiii)

Highly Confidential Project JetSpeed Preliminary Value Analysis August 2025

Highly Confidential DRAFT – Subject to Continued Diligence Barclays’ Mandate Barclays understands that Tango is considering a potential privatization transaction, whereby Tango would acquire the remaining shares of JetSpeed that it does not currently own Barclays was retained by Tango as financial advisor and requested to present preliminary indications of value The preliminary analysis herein should be considered indicative and subject to change based on Barclays’ ongoing work There are a few items we need to further assess and that could have an impact on our analysis: Outstanding diligence requests with JetSpeed, including but not limited to: - Backup of tax attributes being credited to arrive at the synergized tax rates - Backup to arrive at the tax rates used in the SC Standalone Forecast - Details on the nature of certain receivables owed by / payables owed to Tango Feedback on Tango’s view of the forecast, including assumptions on: revenue growth, margin profile, tax modelling and any cost or tax savings This preliminary presentation is summary in nature and nothing in this presentation should be considered an opinion or valuation 1

Highly Confidential DRAFT – Subject to Continued Diligence Metrics Unaffect (June 11) Offer (June 12) Current Trading Analysis at Illustrative Prices Share Price (US$) $2.96 $3.40 $3.79 $3.50 $3.60 $3.70 $3.80 $3.90 $4.00 % Change From Unaffected Price 15% 28% 18% 22% 25% 28% 32% 35% % Change From Initial Offer - 11% 3% 6% 9% 12% 15% 18% Basic Shares 278 278 278 278 278 278 278 278 278 Dilution 19 19 19 19 19 19 19 19 19 F.D. Shares 298 298 298 298 298 298 298 298 298 Non-Tango Equity Value $411 $472 $526 $486 $500 $514 $528 $542 $556 Premium Above Unaffec. Value $61 $116 $75 $89 $103 $117 $131 $145 Total Equity Value $881 $1,012 $1,129 $1,042 $1,072 $1,102 $1,132 $1,162 $1,192 (+) Debt $1,280 $1,280 $1,280 $1,280 $1,280 $1,280 $1,280 $1,280 $1,280 (+) Interco Payable $271 $271 $271 $271 $271 $271 $271 $271 $271 (+) WillowTree Provision $134 $134 $134 $134 $134 $134 $134 $134 $134 (+) Tax Adjustments $41 $41 $41 $41 $41 $41 $41 $41 $41 (-) Cash ($151) ($151) ($151) ($151) ($151) ($151) ($151) ($151) ($151) Enterprise Value $2,456 $2,587 $2,703 $2,617 $2,647 $2,676 $2,706 $2,737 $2,767 Unaffected Premiums 30 Day VWAP $2.77 7% 23% 37% 26% 30% 33% 37% 41% 44% 90 Day VWAP $2.91 2% 17% 30% 20% 24% 27% 31% 34% 38% 180 Day VWAP $3.38 (12%) 1% 12% 3% 6% 9% 12% 15% 18% 52 Week High $6.76 (56%) (50%) (44%) (48%) (47%) (45%) (44%) (42%) (41%) 52 Week Low $2.20 35% 55% 72% 59% 64% 68% 73% 77% 82% Consensus Target Price $3.81 (22%) (11%) (1%) (8%) (6%) (3%) (0%) 2% 5% Implied EV / EBITDA Lease and SBC Adj. EBITDA: LTM $326 7.5x 7.9x 8.3x 8.0x 8.1x 8.2x 8.3x 8.4x 8.5x SC Standalone Case 2025E $312 7.9x 8.3x 8.7x 8.4x 8.5x 8.6x 8.7x 8.8x 8.9x Analysis at Various Prices Note: Figures in US$mm and share prices in US$ unless otherwise noted. Market data as of 8-Aug-25 and unaffected data as of 11-Jun-25. 1. Balance sheet tax adjustment per discussion with Tango. 2. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. (2) US$millions, except per share values 2 (1)

Highly Confidential
DRAFT – Subject to Continued Diligence

Preliminary Indications of Value

US$millions, except per share values

Price Per Share

Unaffected Price (Jun 11): $2.96 | Offer (Jun 12): $3.40 | Current Trading (Aug 8): $3.79

Valuation Methodology		Low	High	Per Share Midpoint	Prem. / (D) to Unaffect.
Comparable Companies					
CY2025E EBITDA		-	$4.13	$2.06	(100%) - 39%
Precedent Transactions					
CY2025E EBITDA		$0.99	$5.17	$3.08	(66%) - 75%
Discounted Cash Flow					
Tango Low Growth Case	No PubCo Savings	$1.72	$4.19	$2.90	(42%) - 42%
	100% PubCo Savings	$2.00	$4.56	$3.22	(33%) - 54%
Tango High Growth Case	No PubCo Savings	$2.07	$4.69	$3.33	(30%) - 58%
	100% PubCo Savings	$2.35	$5.05	$3.65	(21%) - 71%
Reference					
SC Standalone Case		$1.65	$4.12	$2.83	(44%) - 39%
SC Synergistic Case[1]		$3.05	$5.84	$4.39	3% - 97%
Other Benchmarks					
Unaffected Analyst Target Price		$3.00	$6.00	n/a	1% - 103%
Unaffected 52W Trading Range		$2.20	$6.76	n/a	(26%) - 128%

Assumptions

Selected Trading Comps:
- 5.0x – 9.0x CY25E Lease and SBC Adj. EBITDA of $312mm per SC Standalone Case

Selected Precedent Transactions:
- 6.0x – 10.0x CY25E Lease and SBC Adj. EBITDA of $312mm per SC Standalone Case

Discounted Cash Flow:
- 6.0x – 8.0x LTM terminal EBITDA multiple
- 8.0% - 10.0% WACC
- PubCo savings of US$15mm per year

Unaffected Analyst Target Price:
- Based on 11 estimates, consensus of $3.81

Source: Company Filings, Factset, LSEG, Bloomberg and Broker Research.
1. $2.56 - $5.33 share price range and $3.89 midpoint share price excluding tax savings (denoted by purple dotted box).

3

BARCLAYS

Highly Confidential DRAFT – Subject to Continued Diligence Bridge of Midpoint DCF Values DCF Value Bridge US$millions, except per share values 4 7.8x 7.8x +0.1x 8.1x +0.3x 8.5x +0.4x 8.5x Implied EV / CY25E Lease and SBC Adj. EBITDA: $3.65 $2.83 +$0.08 +$0.32 +$0.42 SC Standalone Case Tax Savings PubCo Savings Tango Growth & Margin Tango High Growth Case $4.12 $1.65 +$0.08 +$0.07 +$0.37 +$0.28 +$0.49 +$0.35 $5.05 $2.35 DCF High / Low Values: Tango High Growth Case SC Synergistic Case $3.89 $4.39 $2.83 +$0.64 +$0.42 +$0.50 SC Standalone Case PubCo + Opex Savings Tango Growth & Margin Value Before Tax Savings Tax Savings SC Synergistic Case 7.8x 8.3x +0.5x 8.7x +0.4x 8.7x 9.2x +0.5x 9.2x Implied EV / CY25E Lease and SBC Adj. EBITDA: $4.12 $1.65 +$0.72 +$0.56 +$0.49 +$0.35 $5.33 $2.56 +$0.51 +$0.49 $5.84 $3.05 DCF High / Low Values:

Highly Confidential DRAFT – Subject to Continued Diligence 2025E Revenue Mix 2025E Forecast Sensitized Base Assumption Sensitivity Increment DCF Midpoint per Share Tango High Growth Case (100% PubCo Savings) $3.65 ($2.35 - $5.05) Tango CX Revenue Growth(1) 14% 9.9% (24A – 25E) -3.5% (25E – 30E CAGR) +/- 1.0% External CX Revenue Growth(1) 33% -5.3% (24A – 25E) -1.9% (25E – 30E CAGR) +/- 1.0% Tango Non-CX Revenue Growth(1) 12% 14.2% (24A – 25E) 3.0% (25E – 30E CAGR) +/- 1.0% External Non-CX Revenue Growth(1) 41% 10.0% (24A – 25E) 13.5% (25E – 30E CAGR) +/- 1.0% EBITDA Margin % (excl. Lease & SBC Cost) n/a 14.9% (25E) 15.0% (26E – 30E Avg.) +/- 0.25% Annual Pre-Tax Cost Savings n/a n/a $15mm +/- $10mm WACC n/a n/a 9.0% (8.0% - 10.0%) -/+ 0.50% LTM Terminal EBITDA Multiple n/a n/a 7.0x (6.0x – 8.0x) +/- 0.25x DCF Sensitivities | Tango High Growth Case US$millions, except per share values 5 1. Assumes constant EBITDA Margin % (excl. Lease & SBC Cost). ($0.05) ($0.11) ($0.05) ($0.24) ($0.20) ($0.21) ($0.19) ($0.24) $0.05 $0.12 $0.05 $0.25 $0.20 $0.21 $0.20 $0.24

Appendix: Forecast Overview

Highly Confidential DRAFT – Subject to Continued Diligence Forecast Overview 6 Forecast Description SC Standalone Case • Received from JetSpeed and approved by its Special Committee • Consistent with operating assumptions used in Q2 goodwill impairment testing • Tango’s total revenue contribution is flat in 2026 and declines 4% y/y thereafter, while external customers’ revenue contribution grows ~8% y/y SC Synergistic Case • Received from JetSpeed and approved by its Special Committee • Revenue projections equal to SC Standalone Case, except Tango’s Digital Solutions revenue contribution grows 4% y/y starting in 2026 • Full inclusion of US$28mm per annum of public company and G&A cost savings • Full inclusion of tax savings from Canadian non-capital loss utilization Tango Low Growth Case • Revenue projections equal to SC Standalone Case • US$15mm per annum of public company cost savings, with 0.5x cost to achieve • Tax savings from Canadian non-capital loss utilization included at $0.04 per $ loss Tango High Growth Case • Revenue projections equal to SC Standalone Case, except Tango’s Digital Solutions revenue contribution grows 4% y/y starting in 2026 • Operating EBITDA margins (i.e. before lease, SBC, cost savings) equal to SC Synergistic Case • US$15mm per annum of public company cost savings, with 0.5x cost to achieve • Tax savings from Canadian non-capital loss utilization included at $0.04 per $ loss

Highly Confidential DRAFT – Subject to Continued Diligence US$millions Forecast Comparison 2025E 2026E 2027E 2028E 2029E 2030E Revenue SC Standalone Case $2,788 $2,910 $3,071 $3,230 $3,396 $3,594 Tango Low Growth Case $2,788 $2,910 $3,071 $3,230 $3,396 $3,594 Delta vs Standalone - - - - - - Tango High Growth Case $2,788 $2,921 $3,107 $3,289 $3,480 $3,701 Delta vs Standalone - 0.4% 1.2% 1.8% 2.5% 3.0% SC Synergistic Case $2,788 $2,921 $3,107 $3,289 $3,480 $3,701 Delta vs Standalone - 0.4% 1.2% 1.8% 2.5% 3.0% Adjusted EBITDA (Company Reported Definition, IFRS 16 and Post SBC) SC Standalone Case $414 $413 $441 $465 $485 $515 Tango Low Growth Case $414 $413 $441 $465 $485 $515 Delta vs Standalone - - - - - - Tango High Growth Case $414 $415 $447 $478 $505 $540 Delta vs Standalone - 0.4% 1.5% 2.8% 4.0% 5.0% SC Synergistic Case $417 $443 $475 $506 $533 $568 Delta vs Standalone 0.6% 7.2% 7.8% 8.8% 9.7% 10.4% 7 1. Excludes PubCo savings. (1) (1)

Highly Confidential DRAFT – Subject to Continued Diligence Forecast Summary | SC Standalone Case US$millions 8 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E CAGR 22A-24A CAGR 25E-30E CXM $362 $398 $398 $380 $364 $348 $332 n/a (3.5%) % Growth 10% - (4%) (4%) (4%) (4%) Digital Solutions $239 $282 $282 $270 $258 $246 $236 n/a (3.5%) % Growth 18% - (4%) (4%) (4%) (4%) Other $54 $53 $53 $50 $48 $46 $44 n/a (3.5%) % Growth (3%) - (4%) (4%) (4%) (4%) Tango Revenue $428 $559 $655 $733 $733 $700 $670 $640 $612 23.7% (3.5%) % Growth 21% 31% 17% 12% - (4%) (4%) (4%) (4%) % Total Revenue 17% 21% 25% 26% 25% 23% 21% 19% 17% CXM $966 $915 $915 $916 $895 $866 $833 n/a (1.9%) % Growth (5%) 0% 0% (2%) (3%) (4%) Digital Solutions $193 $245 $314 $373 $445 $525 $616 n/a 20.3% % Growth 27% 28% 19% 19% 18% 17% Other $844 $896 $948 $1,082 $1,220 $1,365 $1,533 n/a 11.3% % Growth 6% 6% 14% 13% 12% 12% External Customer Revenue $2,040 $2,149 $2,003 $2,056 $2,177 $2,371 $2,560 $2,756 $2,982 (0.9%) 7.7% % Growth 11% 5% (7%) 3% 6% 9% 8% 8% 8% Revenue $2,468 $2,708 $2,658 $2,788 $2,910 $3,071 $3,230 $3,396 $3,594 3.8% 5.2% % Growth 12% 10% (2%) 5% 4% 6% 5% 5% 6% % CXM Contribution 50% 47% 45% 42% 39% 36% 32% Lease Adj. EBITDA (Pre SBC) $535 $519 $424 $312 $318 $351 $377 $395 $420 (11.0%) 6.1% % Margin 22% 19% 16% 11% 11% 11% 12% 12% 12% Other Items: Pre-Tax Opex Savings - - - - - - Tax Savings - - - - - - Capex ($125) ($113) ($119) ($120) ($122) ($127) Lease Costs ($104) ($105) ($107) ($109) ($113) ($118) Stock-Based Compensation ($1) ($10) ($17) ($21) ($23) ($23)

Highly Confidential DRAFT – Subject to Continued Diligence 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E CAGR 22A-24A CAGR 25E-30E CXM $362 $398 $398 $380 $364 $348 $332 n/a (3.5%) % Growth 10% - (4%) (4%) (4%) (4%) Digital Solutions $239 $282 $293 $305 $317 $330 $343 n/a 4.0% % Growth 18% 4% 4% 4% 4% 4% Other $54 $53 $53 $50 $48 $46 $44 n/a (3.5%) % Growth (3%) - (4%) (4%) (4%) (4%) Tango Revenue $428 $559 $655 $733 $744 $736 $729 $724 $719 23.7% (0.4%) % Growth 21% 31% 17% 12% 2% (1%) (1%) (1%) (1%) % Total Revenue 17% 21% 25% 26% 25% 24% 22% 21% 19% CXM $966 $915 $915 $916 $895 $866 $833 n/a (1.9%) % Growth (5%) 0% 0% (2%) (3%) (4%) Digital Solutions $193 $245 $314 $373 $445 $525 $616 n/a 20.3% % Growth 27% 28% 19% 19% 18% 17% Other $844 $896 $948 $1,082 $1,220 $1,365 $1,533 n/a 11.3% % Growth 6% 6% 14% 13% 12% 12% External Customer Revenue $2,040 $2,149 $2,003 $2,056 $2,177 $2,371 $2,560 $2,756 $2,982 (0.9%) 7.7% % Growth 11% 5% (7%) 3% 6% 9% 8% 8% 8% Revenue $2,468 $2,708 $2,658 $2,788 $2,921 $3,107 $3,289 $3,480 $3,701 3.8% 5.8% % Growth 12% 10% (2%) 5% 5% 6% 6% 6% 6% % CXM Contribution 50% 47% 45% 42% 38% 35% 31% Lease Adj. EBITDA (Pre SBC) $535 $519 $424 $314 $348 $385 $418 $442 $473 (11.0%) 8.5% % Margin 22% 19% 16% 11% 12% 12% 13% 13% 13% Other Items: Pre-Tax Opex Savings (Included at 100%) $3 $28 $28 $28 $28 $28 Tax Savings (Included at 100%) $10 $31 $34 $37 $39 $42 Capex ($125) ($113) ($120) ($123) ($125) ($131) Lease Costs ($104) ($105) ($107) ($109) ($113) ($118) Stock-Based Compensation ($1) ($10) ($17) ($21) ($23) ($23) Forecast Summary | SC Synergistic Case US$millions 9 Key Difference from SC Standalone Case 1. Includes opex savings per JetSpeed presentation. 2. Calculated as taxable income per SC Synergistic Case, multiplied by the tax rate differential between SC Standalone Case and SC Synergistic Case. (1) (2)

Highly Confidential DRAFT – Subject to Continued Diligence 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E CAGR 22A-24A CAGR 25E-30E CXM $362 $398 $398 $380 $364 $348 $332 n/a (3.5%) % Growth 10% - (4%) (4%) (4%) (4%) Digital Solutions $239 $282 $282 $270 $258 $246 $236 n/a (3.5%) % Growth 18% - (4%) (4%) (4%) (4%) Other $54 $53 $53 $50 $48 $46 $44 n/a (3.5%) % Growth (3%) - (4%) (4%) (4%) (4%) Tango Revenue $428 $559 $655 $733 $733 $700 $670 $640 $612 23.7% (3.5%) % Growth 21% 31% 17% 12% - (4%) (4%) (4%) (4%) % Total Revenue 17% 21% 25% 26% 25% 23% 21% 19% 17% CXM $966 $915 $915 $916 $895 $866 $833 n/a (1.9%) % Growth (5%) 0% 0% (2%) (3%) (4%) Digital Solutions $193 $245 $314 $373 $445 $525 $616 n/a 20.3% % Growth 27% 28% 19% 19% 18% 17% Other $844 $896 $948 $1,082 $1,220 $1,365 $1,533 n/a 11.3% % Growth 6% 6% 14% 13% 12% 12% External Customer Revenue $2,040 $2,149 $2,003 $2,056 $2,177 $2,371 $2,560 $2,756 $2,982 (0.9%) 7.7% % Growth 11% 5% (7%) 3% 6% 9% 8% 8% 8% Revenue $2,468 $2,708 $2,658 $2,788 $2,910 $3,071 $3,230 $3,396 $3,594 3.8% 5.2% % Growth 12% 10% (2%) 5% 4% 6% 5% 5% 6% % CXM Contribution 50% 47% 45% 42% 39% 36% 32% Lease Adj. EBITDA (Pre SBC) $535 $519 $424 $312 $318 $351 $377 $395 $420 (11.0%) 6.1% % Margin 22% 19% 16% 11% 11% 11% 12% 12% 12% Other Items: Pre-Tax Pubco Savings (Included at 100%) - $4 $15 $15 $15 $15 Tax Savings (Included at $0.04/$loss) $2 $5 $5 $6 $6 $6 Capex ($125) ($113) ($119) ($120) ($122) ($127) Lease Costs ($104) ($105) ($107) ($109) ($113) ($118) Stock-Based Compensation ($1) ($10) ($17) ($21) ($23) ($23) Forecast Summary | Tango Low Growth Case US$millions 10 Key Difference from SC Standalone Case 1. Excludes PubCo savings. 2. Tax losses implied at Canadian statutory rate of 26%. (1) (2)

Highly Confidential DRAFT – Subject to Continued Diligence 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E CAGR 22A-24A CAGR 25E-30E CXM $362 $398 $398 $380 $364 $348 $332 n/a (3.5%) % Growth 10% - (4%) (4%) (4%) (4%) Digital Solutions $239 $282 $293 $305 $317 $330 $343 n/a 4.0% % Growth 18% 4% 4% 4% 4% 4% Other $54 $53 $53 $50 $48 $46 $44 n/a (3.5%) % Growth (3%) - (4%) (4%) (4%) (4%) Tango Revenue $428 $559 $655 $733 $744 $736 $729 $724 $719 23.7% (0.4%) % Growth 21% 31% 17% 12% 2% (1%) (1%) (1%) (1%) % Total Revenue 17% 21% 25% 26% 25% 24% 22% 21% 19% CXM $966 $915 $915 $916 $895 $866 $833 n/a (1.9%) % Growth (5%) 0% 0% (2%) (3%) (4%) Digital Solutions $193 $245 $314 $373 $445 $525 $616 n/a 20.3% % Growth 27% 28% 19% 19% 18% 17% Other $844 $896 $948 $1,082 $1,220 $1,365 $1,533 n/a 11.3% % Growth 6% 6% 14% 13% 12% 12% External Customer Revenue $2,040 $2,149 $2,003 $2,056 $2,177 $2,371 $2,560 $2,756 $2,982 (0.9%) 7.7% % Growth 11% 5% (7%) 3% 6% 9% 8% 8% 8% Revenue $2,468 $2,708 $2,658 $2,788 $2,921 $3,107 $3,289 $3,480 $3,701 3.8% 5.8% % Growth 12% 10% (2%) 5% 5% 6% 6% 6% 6% % CXM Contribution 50% 47% 45% 42% 38% 35% 31% Lease Adj. EBITDA (Pre SBC) $535 $519 $424 $312 $320 $357 $390 $414 $445 (11.0%) 7.4% % Margin 22% 19% 16% 11% 11% 12% 12% 12% 12% Other Items: Pre-Tax Pubco Savings (Included at 100%) - $4 $15 $15 $15 $15 Tax Savings (Included at $0.04/$loss) $2 $5 $5 $6 $6 $6 Capex ($125) ($113) ($120) ($123) ($125) ($131) Lease Costs ($104) ($105) ($107) ($109) ($113) ($118) Stock-Based Compensation ($1) ($10) ($17) ($21) ($23) ($23) Forecast Summary | Tango High Growth Case US$millions 11 Key Difference from SC Standalone Case 1. Excludes PubCo savings. 2. Tax losses implied at Canadian statutory rate of 26%. (1) (2)

Appendix: Supplementary Value Materials

Highly Confidential DRAFT – Subject to Continued Diligence $0 $5 $10 $15 $20 $25 $30 $35 $40 Feb-2021 Aug-2021 Feb-2022 Aug-2022 Feb-2023 Aug-2023 Feb-2024 Aug-2024 Feb-2025 Aug-2025 JetSpeed Share Price Over Time Source: Company filings, LSEG. Note: All figures in US$. Market data as of 08-Aug-2025. 1. As of 08-Aug-2025. Share Price Since JetSpeed IPO Quarterly earnings releases M&A activity Notable events 52W High(1): $4.44 52W Low(1): $2.20 Offer: $3.40 30D VWAP YTD Average LTM Average 3Y Average 52W High 52W Low Unaffected Share Price (as of 11-Jun-2025) $2.77 $3.02 $3.73 $11.81 $6.76 $2.20 % Premium (Discount) of Offer Price (US$3.40) to Share Price 23% 12% (9%) (71%) (50%) 55% IPO: $25.00 9-Feb-2024: FY2023 earnings released. Gopi Chande replaced Vanessa Kanu as CFO 2-Aug-2024: Q2 2024 earnings released and announced retirement of CEO Jeff Puritt. FY2024 guidance reduced, with revenue target lowered by 6%, EBITDA target lowered by 25% 27-Oct-2022: JetSpeed announced acquisition of WillowTree (~US$1.2bn EV) 4-Jan-2023: JetSpeed closed WillowTree acquisition 06-Jul-2021: JetSpeed announced acquisition of Playment 28-Sept-2021: JetSpeed closed US$563mm secondary offering (priced 24-Sept-2021) 13-Jul-2023: JetSpeed reduced guidance; FY2023 revenue target lowered by 10%, EBITDA target lowered by 18% 12-Jun-2025: Tango submitted non-binding offer to privatize JetSpeed, at a ~15% premium to prior day close 29-June-2022: Tango acquired 3mm JetSpeed shares from EQT at US$22/share 16-May-2023: Tango acquired 2.5mm JetSpeed shares from EQT at US$16.90/share Since offer, daily closing prices have ranged from $3.58 to $4.10 (compared to unaffected share price of $2.96 and offer price of $3.40) 1M 3M 6M YTD 1Y 9% 4% (26%) (24%) (49%) Unaffected Share Price Performance (as of June 11) Current: $3.79 12

Highly Confidential DRAFT – Subject to Continued Diligence Unaffected Broker Price Target Summary Source: LSEG, Equity Research. Note: All figures in US$. Market data as of 11-Jun-2025. Excludes analysts who do not publish a price target (JP Morgan, William Blair, Guggenheim). 1. Equivalent to C$4.50. Share Price Targets Price Target History Price Target and Valuation Methodology by Analyst Broker Date Price Target Recommendation Valuation Methodology 1 Morgan Stanley 12-May-2025 $3.49 Hold 4.0x 2026E EPS 2 Desjardins 12-May-2025 $3.21(1) Hold DCF and NAV (5.25x 2026E EBITDA) 3 Stifel 11-May-2025 $4.00 Buy DCF (implies 5.5x 2026E EBITDA) 4 National Bank 9-May-2025 $3.50 Buy DCF (implies 5.8x 2025E EBITDA) 5 Canaccord Genuity 9-May-2025 $6.00 Buy 6.5x 2026E EBITDA 6 RBC 9-May-2025 $5.00 Hold 6.25x 2026E EBITDA 7 CIBC 9-May-2025 $4.50 Hold 6.0x 2026E EBITDA 8 Scotiabank 9-May-2025 $3.00 Hold 6.5x NTM EBITDA 9 Barclays 9-May-2025 $3.00 Hold 5.0x 2026E EBITDA and DCF (WACC @10.0%, PGR @ 1.0%) 10 Bank of America 9-May-2025 $3.20 Sell 6.0x 2026E EPS and DCF (WACC @14.0%, PGR @1.0%) 11 BMO 9-May-2025 $3.00 Hold 7.0x 2026E FCF Average $3.81 $3.00 $3.49 $3.81 $6.00 $0 $2 $4 $6 $8 Low Median Mean High $3.81 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 0% 20% 40% 60% 80% 100% Jun-2024 Sep-2024 Dec-2024 Mar-2025 Jun-2025 Buy Hold Sell Mean Target Price 13

Highly Confidential
DRAFT – Subject to Continued Diligence

Select Comparable Public Companies Analysis

Figures in US$bn	Market Data		Value Metrics			Operational Metrics						
	Market Cap	Enterprise Value	EV / EBITDA (Lease and SBC Adj.)			Revenue Growth			EBITDA Margin (Lease and SBC Adj.)			CX
			CY24A	CY25E	CY26E	CY24A	CY25E	CY26E	CY24A	CY25E	CY26E	% Revenue
Core CX Services												
Teleperformance	$5.0	$9.3	4.5x	4.6x	4.5x	1% [1]	1%	2%	17%	17%	17%	69%
Concentrix	$3.2	$7.7	5.0x	5.0x	4.8x	1% [2]	2%	3%	16%	16%	16%	n.a.
TTEC	$0.2	$1.0	4.9x	4.5x	4.4x	(10%)	(7%)	1%	9%	11%	11%	79%
IBEX	$0.4	$0.4	6.0x	5.6x	n.a.	2%	6%	n.a.	13%	13%	n.a.	78%
Other Comps												
Genpact	$7.9	$8.5	9.6x	9.2x	8.4x	6%	5%	6%	19%	18%	19%	n.a.
EPAM Systems	$9.1	$8.1	9.2x	9.2x	8.4x	0% [3]	7%	8%	17%	16%	17%	0%
Globant	$3.4	$3.8	7.8x	8.3x	7.7x	15%	2%	6%	20%	19%	19%	0%
Endava	$0.8	$0.9	7.0x	6.5x	5.8x	(1%)	2%	2%	12%	13%	14%	0%
Min			**4.5x**	**4.5x**	**4.4x**	**(10%)**	**(7%)**	**1%**	**9%**	**11%**	**11%**	**nmf**
Mean			**6.8x**	**6.6x**	**6.3x**	**2%**	**2%**	**4%**	**16%**	**15%**	**16%**	**nmf**
Median			**6.5x**	**6.0x**	**5.8x**	**1%**	**2%**	**3%**	**17%**	**16%**	**17%**	**nmf**
Max			**9.6x**	**9.2x**	**8.4x**	**15%**	**7%**	**8%**	**20%**	**19%**	**19%**	**nmf**
JetSpeed (SC Standalone Case) [4]	**$0.9**	**$2.5**	**5.8x**	**7.9x**	**7.7x**	**(2%)**	**5%**	**4%**	**16%**	**11%**	**11%**	**50%**
JetSpeed (SC Synergistic Case) [4]	**$0.9**	**$2.5**	**5.8x**	**7.8x**	**7.1x**	**(2%)**	**5%**	**5%**	**16%**	**11%**	**12%**	**50%**
Reference												
WNS (Unaffected)	$2.9	$2.9	10.4x	9.8x	8.8x	1%	3%	8%	21%	22%	22%	20%
TaskUs (Unaffected)	$1.4	$1.4	6.8x	6.1x	5.4x	8%	12%	9%	21%	21%	22%	61%

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
CY25E Lease and SBC Adj. EBITDA (SC Standalone Case)	$312	5.0x - 9.0x	$1,559 - $2,805	$0 - $1,230	$0.00 - $4.13

Source: Company filings, LSEG. Note: All figures in US$, excludes share-based compensation, and shown on a pre-IFRS 16 basis. Market data as of 08-Aug-2025.
1. 2023 revenue is pro forma for Majorel acquisition. 2. 2023 revenue is pro forma for Webhelp acquisition. 3. 2023 and 2024 revenue is pro forma NEORIS acquisitions. 4. Unaffected JetSpeed share price (US$2.96).

14

BARCLAYS

Highly Confidential
DRAFT – Subject to Continued Diligence

Recent Precedent CX Sector Take-Privates

	JetSpeed[1]	TaskUs[2]	TDCX[2]
Announcement Date		09-May-25	01-Mar-24
Acquiror		Blackstone and Co-Founders	Laurent Junique (Founder & CEO)
EV (US$bn)		$1.6bn	$0.7bn
EV / NFY EBITDA (Pre-IFRS 16, Excl. SBC)		6.7x	8.1x
Premium to 1D Unaff. / 30D VWAP / 52W High		15% / 26% / (13%)	48% / 52% / (51%)
Revenue	Y-o-Y Growth: Tango: 2024: $655 (17%); 2025E: $733 (12%); 2026E: $733 (--) External Customer: 2024: $2,003 ((7%)); 2025E: $2,056 (3%); 2026E: $2,177 (6%)	2024: $995 (8%); 2025E: $1,153 (16%); 2026E: $1,333 (16%)	2023: $488 ((1%)); 2024E: $471 ((3%)); 2025E: $485 (3%)
Revenue by Service Line (CXM, Trust & Safety, Data Solutions, Digital IT, TDO)	CXM 50%; Trust & Safety 14%; Data Solutions 15%; TDO 5%; Digital IT 16%	CXM 61%; Trust & Safety 25%; Data Solutions 14%	CXM 60%; Trust & Safety 12%; Digital IT 27%
Adj. EBITDA and Margin (Pre-IFRS 16, Excl. SBC)	EBITDA Margin: 2024: $424 (16%); 2025E: $312 (11%); 2026E: $318 (11%)	2024: $210 (21%); 2025E: $243 (21%); 2026E: $280 (21%)	2023: $110 (23%); 2024E: $86 (18%); 2025E: $93 (19%)
Simple FCF Conversion %[3]	75% / 60% / 65%	81% / 74% / 81%	92% / 82% / 74%

Source: Company filings, LSEG. Note: All figures in US$mm and shown on a pre-IFRS 16.
1. JetSpeed figures as per SC Standalone Case. Revenue by service line for 2024A. 2. Forecasted financials as per publicly disclosed management forecast. 3. Simple FCF is calculated as Adjusted EBITDA (excl. stock-based compensation) less capex.

15

BARCLAYS

Highly Confidential
DRAFT – Subject to Continued Diligence

Selected Comparable Transactions Analysis

Figures in US$bn

				Value Metrics		Operational Metrics		
			Enterprise	EV / EBITDA (Lease and SBC Adj.)		Revenue Growth	EBITDA Margin	CX
Ann. Date	Acquiror	Target	Value	LTM	NFY	LTM	LTM	% Revenue
09-May-2025	Blackstone and Founders	TaskUs	$1.6	7.4x	6.7x	14%	21%	61%
01-Mar-2024	Laurent Junique	TDCX	$0.7	6.3x	8.1x	(1%)	23%	60%
10-Oct-2023	CSP Management	Startek	$0.2	5.8x	5.9x	(1%)[1]	10%[1]	n.a.
26-Apr-2023	Teleperformance	Majorel	$3.2	9.4x	9.2x	16%	15%	77%
18-Jun-2021	Sitel Group	Sykes Enterprises	$2.2	9.5x	9.7x	8%	13%	99%
28-Jun-2018	SYNNEX	Convergys	$2.8	7.9x	8.1x	(6%)	13%	n.a.
Min				**5.8x**	**5.9x**	**(6%)**	**10%**	**60%**
Mean				**7.7x**	**7.9x**	**5%**	**16%**	**83%**
Median				**7.7x**	**8.1x**	**4%**	**14%**	**88%**
Max				**9.5x**	**9.7x**	**16%**	**23%**	**100%**
JetSpeed						**2%**	**12%**	**50%**
Reference								
07-Jul-2025	Capgemini	WNS	$3.4	12.3x	11.3x	(1%)	21%	20%
30-Sep-2024	Kenneth Tuchman	TTEC (Cancelled)[2]	$1.2	5.4x	6.0x	(6%)	10%	80%

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
CY25E Lease and SBC Adj. EBITDA (SC Standalone Case)	$312	6.0x - 10.0x	$1,870 - $3,117	$295 - $1,542	$0.99 - $5.17

Source: Company filings, LSEG. Note: All figures in US$, excludes share-based compensation, and shown on a pre-IFRS 16.
1. Revenue growth and EBITDA margin for CY2023E. 2. Non-binding offer withdrawn 31-Jul-2025.

16

BARCLAYS

Highly Confidential DRAFT – Subject to Continued Diligence Year Ended December 31 H2 25E 2026E 2027E 2028E 2029E 2030E Revenue $1,419 $2,910 $3,071 $3,230 $3,396 $3,594 YoY % Growth / (Decline) 4% 6% 5% 5% 6% Lease and SBC Adj. EBITDA $166 $318 $351 $377 $395 $420 % Margin 11% 11% 12% 12% 12% (-) SBC ($1) ($10) ($17) ($21) ($23) ($23) (-) Capex (65) (113) (119) (120) (122) (127) (-) Change in NWC 19 16 14 9 3 (6) (-) Other Cash Costs (31) (36) (37) (36) (35) (36) (-) Unlevered Cash Taxes (22) (60) (65) (69) (71) (76) UFCF Pre-Synergies $67 $115 $127 $139 $147 $152 Opex Synergies - - - - - - Cost to Achieve - - - - - - Tax on Opex Synergies - - - - - - Tax Loss Savings - - - - - - Total Unlevered FCF $67 $115 $127 $139 $147 $152 DCF Analysis | SC Standalone Case US$millions, except per share values Value Build Cash Flow Summary Sensitivity Analysis 17 Value Range Low Mid High Implied GRIP 3.9% 3.8% 3.5% WACC 10.00% 9.00% 8.00% LTM Terminal Multiple 6.0x 7.0x 8.0x PV of FCF $574 $589 $603 PV of Terminal Value 1,490 1,828 2,198 PV of Net Synergies - - - Enterprise Value $2,065 $2,417 $2,802 Net Debt ($1,575) ($1,575) ($1,575) Equity Value $490 $842 $1,227 F.D. Shares Outstanding 298 298 298 Equity Value per Share $1.65 $2.83 $4.12 EV / EBITDA Metric CY2025E $312 6.6x 7.8x 9.0x CY2026E $318 6.5x 7.6x 8.8x Implied Equity Value Per Share Implied GRIP WACC WACC 10.00% 9.50% 9.00% 8.50% 8.00% 10.00% 9.50% 9.00% 8.50% 8.00% 6.0x $1.65 $1.80 $1.95 $2.11 $2.27 6.0x 3.9% 3.4% 2.9% 2.5% 2.0% LTM 6.5x $2.06 $2.22 $2.39 $2.56 $2.74 LTM 6.5x 4.3% 3.8% 3.4% 2.9% 2.5% Terminal 7.0x $2.48 $2.65 $2.83 $3.01 $3.20 Terminal 7.0x 4.7% 4.2% 3.8% 3.3% 2.8% EBITDA 7.5x $2.90 $3.08 $3.27 $3.46 $3.66 EBITDA 7.5x 5.0% 4.6% 4.1% 3.6% 3.2% Multiple 8.0x $3.31 $3.51 $3.71 $3.91 $4.12 Multiple 8.0x 5.3% 4.9% 4.4% 3.9% 3.5% (1) Note: Figures in US$mm and share prices in US$ unless otherwise noted. Valuation date of 30-Jun-25. 1. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. (1)

Highly Confidential DRAFT – Subject to Continued Diligence Year Ended December 31 H2 25E 2026E 2027E 2028E 2029E 2030E Revenue $1,419 $2,921 $3,107 $3,289 $3,480 $3,701 YoY % Growth / (Decline) 5% 6% 6% 6% 6% Lease and SBC Adj. EBITDA $168 $348 $385 $418 $442 $473 % Margin 12% 12% 13% 13% 13% (-) SBC ($1) ($10) ($17) ($21) ($23) ($23) (-) Capex (65) (113) (120) (123) (125) (131) (-) Change in NWC 19 12 13 8 2 (7) (-) Other Cash Costs (31) (36) (37) (36) (35) (36) (-) Unlevered Cash Taxes (12) (40) (44) (47) (50) (54) UFCF Pre-Synergies $78 $160 $180 $199 $211 $222 Opex Synergies - - - - - - Cost to Achieve - - - - - - Tax on Opex Synergies - - - - - - Tax Loss Savings - - - - - - Total Unlevered FCF $78 $160 $180 $199 $211 $222 DCF Analysis | SC Synergistic Case US$millions, except per share values Value Build Cash Flow Summary Sensitivity Analysis 18 Value Range Low Mid High Implied GRIP 1.8% 2.0% 1.9% WACC 10.00% 9.00% 8.00% LTM Terminal Multiple 6.0x 7.0x 8.0x PV of FCF $803 $823 $844 PV of Terminal Value 1,680 2,061 2,478 PV of Net Synergies - - - Enterprise Value $2,483 $2,884 $3,322 Net Debt ($1,575) ($1,575) ($1,575) Equity Value $908 $1,309 $1,747 F.D. Shares Outstanding 298 298 299 Equity Value per Share $3.05 $4.39 $5.84 EV / EBITDA Metric CY2025E $314 7.9x 9.2x 10.6x CY2026E $348 7.1x 8.3x 9.5x Implied Equity Value Per Share Implied GRIP WACC WACC 10.00% 9.50% 9.00% 8.50% 8.00% 10.00% 9.50% 9.00% 8.50% 8.00% 6.0x $3.05 $3.22 $3.41 $3.59 $3.78 6.0x 1.8% 1.4% 0.9% 0.5% 0.0% LTM 6.5x $3.52 $3.70 $3.90 $4.09 $4.30 LTM 6.5x 2.4% 1.9% 1.5% 1.0% 0.6% Terminal 7.0x $3.98 $4.18 $4.39 $4.60 $4.81 Terminal 7.0x 2.9% 2.5% 2.0% 1.5% 1.1% EBITDA 7.5x $4.45 $4.66 $4.88 $5.10 $5.33 EBITDA 7.5x 3.3% 2.9% 2.4% 2.0% 1.5% Multiple 8.0x $4.91 $5.14 $5.36 $5.60 $5.84 Multiple 8.0x 3.7% 3.3% 2.8% 2.4% 1.9% (1) Note: Figures in US$mm and share prices in US$ unless otherwise noted. Valuation date of 30-Jun-25. 1. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. 2. The cash flow impact of cost and tax savings is presented by JetSpeed in EBITDA and unlevered cash taxes. (2) (2) (2) (1)

Highly Confidential DRAFT – Subject to Continued Diligence Year Ended December 31 H2 25E 2026E 2027E 2028E 2029E 2030E Revenue $1,419 $2,910 $3,071 $3,230 $3,396 $3,594 YoY % Growth / (Decline) 4% 6% 5% 5% 6% Lease and SBC Adj. EBITDA $166 $318 $351 $377 $395 $420 % Margin 11% 11% 12% 12% 12% (-) SBC ($1) ($10) ($17) ($21) ($23) ($23) (-) Capex (65) (113) (119) (120) (122) (127) (-) Change in NWC 19 16 14 9 3 (6) (-) Other Cash Costs (31) (36) (37) (36) (35) (36) (-) Unlevered Cash Taxes (22) (60) (65) (69) (71) (76) UFCF Pre-Synergies $67 $115 $127 $139 $147 $152 Opex Synergies $4 $8 $15 $15 $15 $15 Cost to Achieve (4) (4) - - - - Tax on Opex Synergies - (1) (6) (6) (6) (6) Tax Loss Savings 2 5 5 6 6 6 Total Unlevered FCF $68 $122 $142 $154 $162 $168 DCF Analysis | Tango Low Growth Case (100% Synergies) US$millions, except per share values Value Build Cash Flow Summary Sensitivity Analysis 19 Value Range Low Mid High Implied GRIP 3.5% 3.4% 3.2% WACC 10.00% 9.00% 8.00% LTM Terminal Multiple 6.0x 7.0x 8.0x PV of FCF $574 $589 $603 PV of Terminal Value 1,487 1,825 2,194 PV of Net Synergies 108 122 137 Enterprise Value $2,169 $2,535 $2,934 Net Debt ($1,575) ($1,575) ($1,575) Equity Value $594 $960 $1,359 F.D. Shares Outstanding 298 298 298 Equity Value per Share $2.00 $3.22 $4.56 EV / EBITDA Metric CY2025E $312 7.0x 8.1x 9.4x CY2026E $318 6.8x 8.0x 9.2x Implied Equity Value Per Share Implied GRIP WACC WACC 10.00% 9.50% 9.00% 8.50% 8.00% 10.00% 9.50% 9.00% 8.50% 8.00% 6.0x $2.00 $2.15 $2.32 $2.48 $2.65 6.0x 3.5% 3.0% 2.5% 2.1% 1.6% LTM 6.5x $2.43 $2.60 $2.77 $2.95 $3.13 LTM 6.5x 3.9% 3.5% 3.0% 2.6% 2.1% Terminal 7.0x $2.86 $3.04 $3.22 $3.41 $3.61 Terminal 7.0x 4.3% 3.9% 3.4% 3.0% 2.5% EBITDA 7.5x $3.29 $3.48 $3.68 $3.88 $4.08 EBITDA 7.5x 4.7% 4.2% 3.8% 3.3% 2.8% Multiple 8.0x $3.72 $3.92 $4.13 $4.34 $4.56 Multiple 8.0x 5.0% 4.6% 4.1% 3.6% 3.2% (1) (2) (2) Note: Figures in US$mm and share prices in US$ unless otherwise noted. Valuation date of 30-Jun-25. 1. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. 2. Assumes synergies of US$15mm per annum of public company cost savings (0.5x cost to achieve). 3. Value of utilization of Canadian non-capital losses is ascribed at $0.04 per dollar of tax loss. (3) (1)

Highly Confidential DRAFT – Subject to Continued Diligence Year Ended December 31 H2 25E 2026E 2027E 2028E 2029E 2030E Revenue $1,419 $2,921 $3,107 $3,289 $3,480 $3,701 YoY % Growth / (Decline) 5% 6% 6% 6% 6% Lease and SBC Adj. EBITDA $166 $320 $357 $390 $414 $445 % Margin 11% 12% 12% 12% 12% (-) SBC ($1) ($10) ($17) ($21) ($23) ($23) (-) Capex (65) (113) (120) (123) (125) (131) (-) Change in NWC 19 12 13 8 2 (7) (-) Other Cash Costs (31) (36) (37) (36) (35) (36) (-) Unlevered Cash Taxes (22) (60) (67) (74) (78) (85) UFCF Pre-Synergies $66 $112 $129 $144 $155 $163 Opex Synergies $4 $8 $15 $15 $15 $15 Cost to Achieve (4) (4) - - - - Tax on Opex Synergies - (1) (6) (6) (6) (6) Tax Loss Savings 2 5 5 6 6 6 Total Unlevered FCF $68 $119 $144 $159 $171 $179 DCF Analysis | Tango High Growth Case (100% Synergies) US$millions, except per share values Value Build Cash Flow Summary Sensitivity Analysis 20 Value Range Low Mid High Implied GRIP 3.3% 3.3% 3.0% WACC 10.00% 9.00% 8.00% LTM Terminal Multiple 6.0x 7.0x 8.0x PV of FCF $589 $604 $619 PV of Terminal Value 1,578 1,936 2,328 PV of Net Synergies 107 122 137 Enterprise Value $2,275 $2,662 $3,084 Net Debt ($1,575) ($1,575) ($1,575) Equity Value $700 $1,087 $1,510 F.D. Shares Outstanding 298 298 299 Equity Value per Share $2.35 $3.65 $5.05 EV / EBITDA Metric CY2025E $312 7.3x 8.5x 9.9x CY2026E $320 7.1x 8.3x 9.6x Implied Equity Value Per Share Implied GRIP WACC WACC 10.00% 9.50% 9.00% 8.50% 8.00% 10.00% 9.50% 9.00% 8.50% 8.00% 6.0x $2.35 $2.52 $2.69 $2.86 $3.04 6.0x 3.3% 2.9% 2.4% 1.9% 1.5% LTM 6.5x $2.81 $2.98 $3.17 $3.36 $3.55 LTM 6.5x 3.8% 3.3% 2.9% 2.4% 2.0% Terminal 7.0x $3.26 $3.45 $3.65 $3.85 $4.05 Terminal 7.0x 4.2% 3.8% 3.3% 2.8% 2.4% EBITDA 7.5x $3.72 $3.92 $4.12 $4.34 $4.55 EBITDA 7.5x 4.6% 4.1% 3.7% 3.2% 2.7% Multiple 8.0x $4.17 $4.38 $4.60 $4.82 $5.05 Multiple 8.0x 4.9% 4.4% 4.0% 3.5% 3.0% (1) Note: Figures in US$mm and share prices in US$ unless otherwise noted. Valuation date of 30-Jun-25. 1. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. 2. Assumes synergies of US$15mm per annum of public company cost savings (0.5x cost to achieve). 3. Value of utilization of Canadian non-capital losses is ascribed at $0.04 per dollar of tax loss. (2) (2) (3) (1)

Highly Confidential DRAFT – Subject to Continued Diligence Disclaimer 21 The following pages contain material that was provided to the Board of Directors (the “Board”) of Tango (the “Company”) by Barclays Capital Canada Inc. and Barclays Capital Inc. (collectively, “Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company, JetSpeed (the “counterparty”) and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. 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